In connection with the Annual Report on Form 10-KSB of Alloy Steel International, Inc. (the "Company") for the year ended September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Alan C. Winduss, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                                 /s/Alan Winduss
Date: January 14, 2005                       By:________________________________
                                                 Alan C. Winduss
                                                 Chief Financial Officer